                                                                    EXHIBIT 11.1

                              AURUM SOFTWARE, INC.

       COMPUTATION OF NET LOSS PER SHARE AND PRO FORMA NET LOSS PER SHARE

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
                                                           NINE MONTHS ENDED
                              YEARS ENDED DECEMBER 31,       SEPTEMBER 30,
                             ----------------------------  -------------------
                               1993      1994      1995      1995       1996
                             --------  --------  --------  ---------  --------
HISTORICAL:
Net loss...................  $ (4,262) $ (4,388) $ (4,452) $  (3,247) $   (447)
                             ========  ========  ========  =========  ========
Weighted average common
 shares outstanding........       960       855     1,937      1,742     2,981
Common stock and common
 stock options issued
 during the 12-month period
 prior to the initial
 public offering in
 accordance with Staff
 Accounting Bulletin No. 83
 (using the treasury stock
 method)...................     1,083     1,083     1,083      1,083     1,083
                             --------  --------  --------  ---------  --------
                                2,043     1,938     3,020      2,825     4,064
                             ========  ========  ========  =========  ========
Net loss per share(1)......  $  (2.09) $  (2.26) $  (1.47) $   (1.15) $  (0.11)
                             ========  ========  ========  =========  ========
PRO FORMA:
Net loss...................                      $ (4,452)            $   (447)
                                                 ========             ========
Historical weighted average
 shares outstanding........                         3,020                4,064
Effect of assumed
 conversion of preferred
 stock.....................                         3,620                4,675
                                                 --------             --------
                                                    6,640                8,739
                                                 ========             ========
Pro forma net loss per
 share(1)..................                      $  (0.67)            $  (0.05)
                                                 ========             ========
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(1) Primary and fully diluted loss per share are the same for all periods presented.